EXHIBIT 10.3

           AGREEMENT BETWEEN NOVA BIOGENETICS INC. AND PALMER HOLLAND

NOVA BIOGENETICS INC.                        PALMER HOLLAND, INC. :
8601 Dunwoody Place, Suite 338               25000 Country Club Blvd ,Suite 400
Atlanta, GA 30350                            North Olmsted ,Ohio 44070-5331
Contact:  Tim Moses/ Brent Steele            Contact: Bryn  Irvine
Telephone:  770-650-6508                     Telephone: 440-686-2300

A. APPOINTMENT Nova BioGenetics appoints Palmer Holland to be its Master Distributor and Sales and Marketing Partner of the Products with the right to resell the Products under Nova BioGenetics' trademarks or sub registration under Palmer Holland trademark to customers and potential customers at premises located within the Territory, which customers and potential customers shall be users of the Products engaged in business in multiple Markets.

B. PRODUCTS: The Products are set forth in Exhibit A and Exhibit C of this Agreement and include all product lines of Nova which are currently marketed by Nova. Nova BioGenetics reserves the right to add or delete Products and to modify or improve the Products. Any addition or deletion shall take effect no later than 30 days after Nova BioGenetics sends Palmer Holland written notice of such addition or deletion.

C. TERRITORY: The Territory is set forth in Exhibit A of this Agreement. (except as set forth in Item # 3 contained herein).

D. MARKET: The Market is inclusive of all areas covered under Novas EPA registrations and Patents as long as Palmer Holland and Nova Agree on All customers being contacted.

E. EXCLUDED ACCOUNTS: The following customers and potential customers are excluded from this Agreement and the Palmer Holland established by it; Palmer Holland shall not directly or indirectly sell or attempt to sell Products to such accounts:

F. PRICES: Subject to availability, Nova BioGenetics agrees to sell and Palmer Holland agrees to purchase the Products at the prices set forth in Exhibit A and Exhibit C of this Agreement, or as otherwise agreed in writing. While Nova BioGenetics reserves the right to change prices without notice, Nova BioGenetics will ordinarily attempt to notify Palmer Holland of price increases at least 30 days prior to increases taking effect.

G. TERM: The initial term of this Agreement shall begin on 6-15-05 and shall continue for a period of five (5) years. This Agreement will automatically be renewed unless cancelled by either party with 120 days written notice for any or no reason.

PALMER HOLLAND SHALL SERVE AS A MASTER DISTRIBUTOR / SALES AND MARKETING PARTNER FOR NOVA BIOGENETICS IN ACCORDANCE WITH THE CONDITIONS SET FORTH ABOVE AND IN THE PALMER HOLLAND AGREEMENT CONDITIONS AND EXHIBITS A AND B WHICH ARE ATTACHED TO AND MADE A PART OF THIS AGREEMENT AND AS CONTAINED HEREIN.

NOVA BIOGENETICS:                            PALMER HOLLAND:

BY: /s/ TIMOTHY C. MOSES                     BY: W. BRYN IRVINE
    --------------------                         --------------

NAME: TIMOTHY C. MOSES                       NAME: W. BRYN IRVINE
      ----------------                             --------------

TITLE: E.V.P.                                TITLE: PRESIDENT
       ------                                       ---------

DATE: 7/27/05                                DATE: 8/05/05
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1.       SALES POLICIES AND PROCEDURES.

         (a) Palmer Holland shall submit its orders for Products to Nova BioGenetics for acceptance. Nova BioGenetics shall not be obligated to fill any order from Palmer Holland unless and until Nova BioGenetics accepts such order. Provided Nova BioGenetics has Product in stock, Palmer Holland order complies with the terms of this Agreement, and Palmer Holland is not in breach of this Agreement, Nova BioGenetics will accept order from Palmer Holland. Palmer Holland has no authority to accept any order on behalf of Nova BioGenetics.

         (b) All Product sales and returns shall be subject to Nova BioGenetics' sales and return policies as specified by Nova BioGenetics from time to time.

         (c) Nova BioGenetics' weights and quantities shall govern.

2.       PAYMENT AND COMPENSATION TERMS.

         (a) Unless otherwise agreed by Nova BioGenetics in writing, Palmer Holland shall pay Nova BioGenetics' invoices within thirty (30) days from date of shipment by Nova BioGenetics. Palmer Holland shall pay Nova BioGenetics' invoices without deduction or offset. Palmer Holland shall pay interest on past due invoices at an interest rate equal to the lesser of one and one-half percent per month or the highest rate permitted by law. Palmer Holland shall reimburse Nova BioGenetics for any currency exchange loss incurred due to Palmer Holland late payment. Nova BioGenetics shall be entitled to recover from Palmer Holland all costs of collection, including but not limited to attorneys' fees and other pertinent costs, if Nova BioGenetics must institute legal action in order to collect any amounts due from Palmer Holland

         (b) All expenses and costs incurred by Palmer Holland in the performance of this Agreement shall be for the account of Palmer Holland. Palmer Holland's sole compensation, when acting as the Distributor re-selling to an end use customer, hereunder shall consist of the difference between Palmer Holland purchase price paid to Nova BioGenetics and the selling price received from its customer.

3.       SALES ON COMMISSION AND NATIONAL & INTERNATIONAL ACCOUNTS.

         (a) Palmer Holland may from time to time ask Nova BioGenetics to sell directly to one of Palmer Holland's customers outside of the Territory. Nova BioGenetics, at its option, may do so and will invoice such customer at the price designated by Palmer Holland. In such situations, Nova BioGenetics may elect, in its sole discretion, to require cash payment in advance or security for payment in forms and amounts satisfactory to Nova BioGenetics for such orders. After payment in full has been received by Nova BioGenetics, Nova BioGenetics shall pay Palmer Holland the difference between the price charged to Palmer Holland and the customer in the form of a commission. Palmer Holland and Nova BioGenetics hereby agree to negotiate on a customer by customer basis pricing, depending on the industry, and shall pay Palmer Holland a commission of thirty cents per pound or no less than six percent (6%) (the "Commission") for all direct contracts of sales from Palmer Holland made outside of the Territory which resulted from Palmer Holland's solicitation of customers during the term of this agreement. Payment of Commission shall be made (10) days after receipt of payment from said customer, unless Palmer Holland orders the product directly from Nova BioGenetics.

         (b) Nova BioGenetics specifically reserves the right to sell Products directly to customers which prefer to purchase directly from, or negotiate prices directly with, Nova BioGenetics on an international, national or regional basis rather than locally through Palmer Holland. However in the Event, if Palmer Holland provides support and assistance to Nova BioGenetics in connection with any such sale within the Market, customer and the Territory, Nova BioGenetics will pay Palmer Holland a commission on that sale, which commission shall be agreed upon by Nova BioGenetics and Palmer Holland, or Nova BioGenetics and Palmer Holland, may negotiate separate prices for Products to be sold by Nova BioGenetics to Palmer Holland for resale to such customers.

         (c) Global Accounts Acquired Directly through Palmer Holland; Palmer Holland and Nova BioGenetics hereby agree to negotiate on a customer by customer basis pricing, depending on the industry, and shall pay Palmer Holland a commission of thirty cents per pound (the "Commission") for all direct contracts of sales from Palmer Holland made outside of the Territory which resulted from Palmer Holland's solicitation of customers during the term of this agreement. Payment of Commission shall be made (10) days after receipt of payment from said customer, unless Palmer Holland orders the product directly from Nova BioGenetics

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4.       PARTNERSHIP/DISTRIBUTION RIGHTS AND SUB-DISTRIBUTORS. Nova BioGenetics
shall appoint Palmer Holland as its Master Distributor and Sales and Marketing Partner, including the over sight of sub-distributors within the confines of the North America. Nova BioGenetics and Palmer Holland will mutually agree upon the contract terms for each appointed sub-distributor. Nova Biogenetics shall pay Palmer Holland a 5% commission override on all sales from sub-distributors.

5. FREIGHT, TITLE AND TAXES. Unless otherwise specified in an exhibit to this Agreement, Products shall be shipped F.O.B. Nova BioGenetics' plant or warehouse, all freight and other charges are for Palmer Holland account, and title and risk of loss or damage shall pass to Palmer Holland upon Nova BioGenetics' tender of the Products to the carrier. Shipping and delivery dates are approximate and subject to confirmation. Prices exclude and Palmer Holland shall pay all sales, use, excise, VAT, GST, export and import taxes, assessments and similar fees imposed on the sale, transportation, delivery, storage or use of the Products. Palmer Holland shall make any necessary arrangements for importation of the Products into a country other than the United States.

6. PALMER HOLLAND OBLIGATIONS. Palmer Holland shall appoint a Product Sales Manager and maintain a sales force to the satisfaction of Nova BioGenetics. Palmer Holland will use its best efforts to actively promote and continuously increase demand for and sales of the Products. From time to time, Nova BioGenetics, in its discretion, may establish sales goals or other performance criteria to be achieved by Palmer Holland. Palmer Holland shall not directly or indirectly offer, sell or attempt to sell goods or products which are similar to or direct equivalents for application use to Nova's technology.

         (a) Promptly furnish to Nova BioGenetics, upon request, a list of all customers who have purchased Products from Palmer Holland during the preceding three months which identifies the specific Products sold and total pounds of the Products;

         (b) Maintain an active and suitably trained sales force, of sufficient size to accomplish Palmer Holland duties under this Agreement;

         (c) Ensure that all Palmer Holland employees and other individuals handling Products on behalf of Palmer Holland have proper training (including safety and hazard communication training) and the personal protective equipment necessary for them to handle the Products in a safe manner, and document such training;

         (e) Work with Nova BioGenetics to establish a target account program with specific objectives for the Markets as to be determined by the end of May 30th, 2005;

         (f) Arrange and conduct meetings with customers and potential customers, when necessary to promote sale of the Products and when specifically requested by BioGenetics;

         (g) Solicit Product orders only in the Territory and only for use in the Market; Palmer Holland shall not, directly or indirectly, market, offer or sell the Products in any geographic area outside the Territory or any field or industry outside the Market, and shall not solicit orders from or sell Products to any person or entity who Palmer Holland knows or has reason to believe intends to use, resell or otherwise make the Products available outside the Territory or for use outside the Market;

         (h) Promptly refer to Nova BioGenetics all inquiries concerning the Products from customers and prospects outside the Territory, for uses outside the Market, or from accounts excluded from this Agreement;

         (i) Provide customary sales service for customers with respect to the Products, and provide additional services when requested by Nova BioGenetics or as set forth on any exhibit to this Agreement; and

         (j) Promptly refer to Nova BioGenetics any oral or written complaint or technical inquiry concerning the Products which is received by Palmer Holland, and, if requested by Nova BioGenetics, assist in resolving any such complaint or inquiry.

7. NOVA BIOGENETICS OBLIGATIONS Nova Biogenetics shall reasonably support Palmer Holland's marketing and sales activities during the term of this agreement by:

         (a) Making available to Palmer Holland, free of charge, reasonable quantities of technical service bulletins, material safety data sheets and product literature and promotional material used by Nova Biogenetics. Palmer Holland is not authorized to reproduce such literature and promotional materials

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in its sales catalogues and promotional material, or to make translations thereof without Nova Biogenetics's prior written approval of all such literature and promotional materials. Palmer Holland agrees to comply with any restrictions on the use of such technical or promotional material or literature as Nova Biogenetics may place upon same. Such literature and materials including all copies thereof are the property of Nova Biogenetics and any unused material shall be returned to Nova Biogenetics promptly upon termination of this Agreement. Nova Biogenetics literature and promotional materials incorporated in Palmer Holland's catalogues and promotional materials will be promptly deleted there from upon termination of this Agreement.

         (b) Answering promptly queries concerning Products or use of the Products with Palmer Holland may submit to Nova Biogenetics in connection with Palmer Holland's activities under this Agreement; and

         (c) Endeavoring to meet Palmer Holland's orders and agreeing to allocate any Product subject to a Force Majeure Event in a fair and equitable manner.

         (d) Providing training to Palmer Holland's personnel regarding sales and servicing of the Product as Nova Biogenetics, in its discretion, considers necessary or useful to assist Distributor to sell and service the Products, in such manner and at such times and locations as Company shall determine.

         (e) Making available sales and technical assistance by making cooperative or joint calls on end-user accounts.

         (f) Making available technical service and /or laboratory support as required for Product approvals at end-user accounts.

8. REPORTS AND RECORDS. So that Nova BioGenetics may be informed fully as to market conditions and other factors affecting the distribution of the Products, Palmer Holland must submit to Nova BioGenetics such reports related to the Customers, Products, market conditions and other issues affecting sale of the Products, and Palmer Holland sales activities as Nova BioGenetics may reasonably request from time to time. All such reports will be held confidential by Nova BioGenetics, Inc and will not be disclosed by Nova BioGenetics to any competitor or customer of Palmer Holland without Palmer Holland's prior written consent.

9.       PRODUCT INTEGRITY AND WARRANTIES.

         (a) Palmer Holland shall not dilute, alter or modify the Products in any way, or repackage or relabel the Products, or sell the Products under any mark other than Nova BioGenetics' trademarks without Nova BioGenetics' filing proper documentation to the EPA. If any government or other approvals, clearances or registrations are necessary for the marketing of the Products in the Territory or for use in the Market, Palmer Holland shall advise Nova BioGenetics of such requirements and Nova BioGenetics shall use reasonable efforts to obtain such approvals, clearances or registrations. Palmer Holland shall render reasonable assistance to Nova BioGenetics, but all approvals, clearances and registrations shall be issued in the name of and shall be the property of Nova BioGenetics. Seller hereby grants the Purchaser the right to sub-register the EPA Label Claims for any use of the Products by Purchaser contemplated by this Agreement. During the Term of this Agreement, Seller shall not grant the right to sub-register the EPA Label Claims to any other person, or assist any other person trying to register or sub-register the EPA Label Claims, in violation of the Purchaser's Exclusive Distributorship Rights. Seller shall, without additional charge to Purchaser, use commercially reasonable efforts to assist Purchaser in obtaining EPA approval of label design and language as expeditiously as possible. Purchaser shall provide all such materials to Seller at least sixty (60) days prior to the Purchaser's anticipated use of such materials, and Seller shall review and respond within thirty (30) days of delivery of all such materials. Purchaser shall be responsible for registering each EPA sub-registered Product with all Federal and State Regulatory agencies as required by law.

         (b) Nova BioGenetics warrants that each chemical Product supplied hereunder shall conform to Nova BioGenetics' standard Product specifications in effect at the time of shipment. Nova BioGenetics' liability under this warranty is limited to return of nonconforming Product to Nova BioGenetics for, at Nova

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BioGenetics' option, a refund of or invoice credit equal to the Product price, including freight costs if paid by Palmer Holland, or replacement with conforming Product at no charge to Palmer Holland. No chemical Product warranty claims may be made more than 90 days after delivery of Product to Palmer Holland.

         (c) Nova BioGenetics warrants that equipment Products manufactured by Nova BioGenetics and supplied hereunder shall be free from material defects in workmanship and materials (excluding wear and tear) for a period equal to the lesser of 15 months from the date of shipment or 12 months from the date of installation. Nova BioGenetics' liability under this warranty is limited to return of any nonconforming Product to Nova BioGenetics, within the warranty period and with all freight costs prepaid, at Nova BioGenetics' option, for repair or replacement of items proven to be defective. Equipment Products which are not manufactured by Nova BioGenetics are subject to the original manufacturer's warranty.

         (d) Palmer Holland shall obtain Nova BioGenetics' prior approval for any Product returns and permit Nova BioGenetics to inspect any Product which Palmer Holland claims is nonconforming.

         (e) Nova BioGenetics warrants that the Products themselves do not infringe any patent of the United States. Palmer Holland shall give Nova BioGenetics prompt written notice of any patent infringement suit or claim, Nova BioGenetics shall control the defense or settlement of same, and Palmer Holland shall cooperate in such defense. Nova BioGenetics' liability under this warranty is limited to such defense, and, if sale or use of any Product is enjoined, refund of the price paid by Palmer Holland for such Product (less a reasonable charge for use, damage and obsolescence). Nova BioGenetics makes no warranty against patent infringement arising out of use of the Product in a manner not recommended or approved by Nova BioGenetics, whether alone or in combination with other materials; any product resulting from use of the Product; any Product manufactured for Palmer Holland according to Palmer Holland specifications; or any equipment or chemical (including components and ingredients) manufactured by other than Nova BioGenetics.

         (f) To the fullest extent permitted by applicable law, Nova BioGenetics shall not be liable for any incidental, consequential, indirect or special damages, including, but not limited to, lost profits and lost production, whether arising under breach of representation or warranty (whether express or implied) or contract, negligence, strict liability or other tort, indemnity, duty at common law or any other theory of liability arising out of or in connection with any act or omission of Nova BioGenetics relating to the manufacture or supply of the Products, their resale by DISTRIBUTOR or their use by any customer. In any event, Nova Biogenetics' liability for any and all claims, damages and causes of action arising out of the sale, use, storage, delivery or non-delivery of any Product or equipment, performance of any services or any warranty shall be limited to the price (including freight charges if paid by DISTRIBUTOR) paid to Nova BioGenetics for such Product or equipment.

         (g) EXCEPT FOR THE TITLE WARRANTY, THE FOREGOING WARRANTIES ARE EXCLUSIVE AND NOVA BIOGENETICS MAKES NO OTHER WRITTEN, ORAL, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES. NOVA BIOGENETICS SPECIFICALLY DISCLAIMS THE WARRANTIES OF MERCHANTABILITY OR SUITABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Palmer Holland REMEDIES FOR BREACH OF ANY WARRANTY SHALL BE LIMITED TO THOSE REMEDIES DESCRIBED ABOVE.

10.      PROMOTIONAL MATERIALS.

         (a) Nova BioGenetics shall provide Palmer Holland, at no additional cost, promotional, technical and safety bulletins and materials relating to the Products, in types and quantities determined appropriate by Nova BioGenetics. Unless Nova BioGenetics agrees otherwise, all such materials shall be in the English language. Palmer Holland shall not use any advertising material or any other promotional, technical or safety bulletins or materials for the Products without the prior written approval of Nova BioGenetics.

         (b) Nova BioGenetics shall provide supplementary technical and commercial support, including technical training regarding the Products and their uses, at levels determined appropriate by Nova BioGenetics, in support of Palmer Holland promotional and sales efforts

11. RELATIONSHIP OF THE PARTIES. In the performance of this Agreement, Palmer Holland shall be an independent contractor. Palmer Holland, their employees, agents, and subcontractors of Palmer Holland, shall not be considered to be employees or agents of Nova BioGenetics. Neither party is authorized to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other or to bind the other in any manner or thing whatsoever.

12. ETHICAL BUSINESS PRACTICES. Palmer Holland shall do nothing which might in any manner jeopardize the goodwill or reputation of Nova BioGenetics or the reputation of the Products. Palmer Holland further agrees to act at all times in

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accordance with Nova BioGenetics' Ethical Business Practices Policy Statement,
as such statement may be modified by Nova BioGenetics from time to time; the current version is attached as an exhibit to and made a part of this Agreement.

13.      INDEMNITY AND INSURANCE.

         (a) To the fullest extent permitted by applicable law, Palmer Holland shall indemnify, defend and hold Nova BioGenetics and its employees, agents and affiliated companies harmless from and against all claims, damages, costs, expenses and liabilities whatsoever (including attorneys' fees and other costs) caused by or arising out of Palmer Holland activities pursuant to this Agreement, including, but not limited to: (i) Palmer Holland making of any warranty or representation with respect to the Products which is not permitted under this Agreement or specifically recommended or approved by Nova BioGenetics in writing; (ii) Palmer Holland breach of any of its obligations under this Agreement; and (iii) any negligent or willful act or omission of Palmer Holland or its employees, agents or subcontractors in the performance of this Agreement.

         (b) During the term of this Agreement, Palmer Holland shall maintain, at its own expense, the following insurance coverages and minimum limits:

                  (i) Workers' Compensation Insurance with statutory limits;

                  (ii) Employer's Liability Insurance with a minimum limit of $1,000,000 each accident/each employee;

                  (iii) Comprehensive or Commercial General Liability Insurance covering claims for bodily injury, sickness, disease, death and property damage (including Contractual coverage for obligations assumed by Palmer Holland under this Agreement), with minimum limits of $1,000,000 per occurrence and $2,000,000 general aggregate; and

                  (iv) Comprehensive Automobile Liability Insurance, covering owned, non-owned, hired and other vehicles, with a combined single limit of $1,000,000 for bodily injury, death and property damage per occurrence.

14.      CONFIDENTIALITY AND INVENTIONS.

         (a) From time to time, Nova BioGenetics may disclose to Palmer Holland, and Palmer Holland may become privy to, confidential and proprietary information relating to Nova BioGenetics' business, technology, strategies, Products, markets, competitors and/or pricing (the "Confidential Information"). Palmer Holland shall use the Confidential Information only relative to its role as a Distributor for Nova BioGenetics during the term of this Agreement. Palmer Holland shall not, without Nova BioGenetics' express prior written consent, for any reason or at any time either during or after the term of this Agreement, use the Confidential Information (except as specifically permitted herein) or disclose the Confidential Information to any person or entity (including, but not limited to, any affiliate, employee, consultant or agent of Palmer Holland who has not signed a confidentiality agreement substantially similar to this one).

         (b) Palmer Holland shall restrict access to the Confidential Information to those of Palmer Holland employees who have no need to know such Confidential Information in order to sell the Products, and shall require such employees to maintain the Confidential Information in confidence and adhere to all use restrictions in accordance with the terms of this Agreement. Palmer Holland shall guard the Confidential Information with at least the same degree of care (which shall not be less than a reasonable standard of care) that Palmer Holland uses in connection with the protection of Palmer Holland own confidential information.

         (c) This obligation of non-use and nondisclosure shall not extend to any Confidential Information which:

                  (i) Was known by Palmer Holland prior to the date of disclosure by Nova BioGenetics from a source other than Nova BioGenetics or its affiliates, employees or agents, as evidenced by Palmer Holland written records;

                  (ii) Was known to the public or generally available to the public prior to the date of disclosure by Nova BioGenetics, as evidenced by documents which were generally published prior to such disclosure;

                  (iii) Becomes known to the public or generally available to the public after disclosure by Nova BioGenetics, through no fault of Palmer Holland; or

                  (iv) Is disclosed to Palmer Holland by a third party (other than a Nova BioGenetics affiliate, employee or agent) having legitimate possession thereof and the unrestricted right to make such disclosure.

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         (d) All memoranda, reports, notes or other documents relating to the
Products which are made, compiled by or delivered to Palmer Holland in connection with its activities under this Agreement shall, at all times, be the property of Nova BioGenetics. Upon expiration or termination of this Agreement, and at such other times as Nova BioGenetics may request, Palmer Holland shall return to Nova BioGenetics all such memoranda, reports, notes and other documents, all documents containing Confidential Information, and any and all copies (including information on computers or computer software) of such memoranda, reports, notes and documents.

         (e) Nova BioGenetics is the sole owner of the entire right, title, and interest in and to all trademarks and trade names under which the Products may from time to time be sold or the business of Nova BioGenetics may be conducted (the "Trademarks"). All goodwill associated with the Trademarks insures solely to the benefit of Nova BioGenetics. Palmer Holland acknowledges and agrees not to contest the validity of and Nova BioGenetics' title to the Trademarks and all registrations and applications to register the Trademarks. Palmer Holland shall promptly notify Nova BioGenetics of any infringement of the Trademarks which comes to its notice. Palmer Holland is not granted any license to use the Trademarks and may use the Trademarks under which the Products are sold solely in a manner which is incidental to Palmer Holland role as Palmer Holland of the Products. Palmer Holland shall not use any Trademark as all or any part of its corporate, business or trade name. Palmer Holland shall comply fully with all requirements which Nova BioGenetics imposes in connection with use of the Trademarks, and Nova BioGenetics' decisions on all matters concerning the Trademarks will be final and conclusive. Upon expiration or termination of this Agreement, Palmer Holland shall immediately cease to use in any manner the Trademarks, or any similar trademark or name, or combination thereof with other marks or names, as well as all package designs and trade dress used for the Products.

         (f) If, during the term of this Agreement, or during the period of one year following expiration or termination of this Agreement, Palmer Holland shall conceive or reduce to practice a discovery or invention relating to the Products, Palmer Holland shall promptly make such discovery or invention known to Nova BioGenetics. Palmer Holland shall assign all rights in all such inventions or discoveries in all countries of the world to Nova BioGenetics and, should Nova BioGenetics decide to apply for patent or other protection on any of these discoveries or inventions, Palmer Holland agrees to assist Nova BioGenetics, at Nova Biogenetics' sole expense, by executing any documents required to obtain patent or other protection and with respect to preparation and prosecution of patents or other protection, and to assign the patents or other rights to Nova BioGenetics. Nova BioGenetics shall have the right to apply for such patent or other protection and to prosecute applications for patents or other protection through attorneys and Palmer Holland of its own choosing. Any costs involved in obtaining said protection will be at the sole expense of Nova BioGenetics.

15.      TERMINATION.

         (a) Either party may terminate this Agreement at any time after the initial term for any or no reason by giving 120days advance written notice to the other party

         (b) In addition, Nova BioGenetics shall have the right to terminate this Agreement for cause by giving written notice to Palmer Holland, effective on the date specified in such notice, if:

                  (i) Palmer Holland fails to pay any invoice or other amount owed to Nova BioGenetics by its due date; or

                  (ii) Palmer Holland fails to comply with any other provision of this Agreement and fails to remedy or cure such failure within ten days after notice of such failure; or

                  (iii) Palmer Holland becomes insolvent or otherwise unable to pay its debts as they mature or a petition under federal or state bankruptcy or receivership laws is filed by or against Palmer Holland; or

                  (iv) There is a change in the ownership, management, control, personnel or geographic location of Palmer Holland which Nova BioGenetics, in its sole discretion, deems adverse to its interests.

         (c) During the termination notice period, and prior to the effective date of such termination, all of the terms and conditions of this Agreement shall continue to apply, except that Nova BioGenetics may authorize a third party or its own employees to solicit orders for the Products within the Territory and the Market. No compensation shall be due to Palmer Holland for such orders. Palmer Holland shall provide Nova BioGenetics with all information and cooperation necessary for an orderly changeover of Palmer Holland ship arrangements in the Territory.

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         (d) Upon expiration or termination, Nova BioGenetics at its option and in its sole discretion shall either: (i) repurchase (or cause a third party to purchase) Palmer Holland inventory of Products at a price to be mutually agreed upon by the parties, taking into consideration the age, condition and location of such Products, but which price shall in no event exceed the price paid by DISTRIBUTOR to Nova BioGenetics for such Products; or (ii) permit Palmer Holland to sell such inventory, pursuant to the terms of this Agreement, provided that all such sales shall be completed within three months of the date of expiration or termination of this Agreement.

         (e) Neither party shall have the right to recover damages (i) solely as the result of expiration or termination of this Agreement according to its terms, or (ii) as the result of any sales of Products by Nova BioGenetics or a third party occurring after the date of expiration or termination. Palmer Holland shall make no claim or request any additional compensation of any kind against Nova BioGenetics because of any such expiration or termination and waives any termination payments or other amounts which may be imposed by statute or otherwise as damages for such expiration or termination. Expiration or termination will not, however, impair rights or obligations of the parties accruing prior to the date of expiration or termination, including the obligation of Palmer Holland to pay for all Products that it orders hereunder, and the parties expressly agree that the provisions of Articles 8, 12 and 13 of these Palmer Holland Agreement Conditions shall survive any expiration or termination of this Agreement.

16. ARBITRATION. Except for collection actions brought by Nova BioGenetics against DISTRIBUTOR and except for actions by or claims of Nova BioGenetics made pursuant to Sections 12(a) or 13(e) above, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be resolved through arbitration in accordance with the Rules of the American Arbitration Association for the arbitration of commercial disputes by one arbitrator appointed in accordance with said Rules. The decision of the arbitrator shall be binding and conclusive upon each party. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and expenses, including but not limited to attorneys' fees, associated with such arbitration, and the fees and costs for the arbitrator shall be borne as determined by the arbitrator.

17. FORCE MAJEURE. Neither party shall be responsible for damages caused by any delay or failure to perform which is the result of an event of force majeure. Events of force majeure refer to events and occurrences which could not reasonably be avoided by the party failing to perform, including, but not limited to, accident, natural catastrophe, act of God, riot or civil commotion, enemy action, epidemic, explosion, fire, flood, insurrection, strike, lockout or other labor trouble or shortage, unavailability or shortage of material, equipment or transportation, war, or act, demand or requirement of the laws or regulations of any governmental authority. If there are Product shortages for any reason, Nova BioGenetics may allocate the available supply of Product among itself, its affiliates and its customers, including Palmer Holland, on whatever basis it deems practical.

18. NOTICES. All required notices shall be in writing, in the English language, and sent by certified mail (return receipt requested), express mail service or hand delivery with all charges prepaid or by telecopy with receipt confirmed to the addresses shown on the first page of this Agreement, or to such other address as either party shall designate by notice given as provided in this Article 17, and shall be deemed effective on the date sent.

19.      GOVERNING LAW.

         (a) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, U.S.A. This Agreement is entered into in the English language. Should a translation of this Agreement into any other language be required or desired for any reason, it is understood that in all matters involving the interpretation of this Agreement the English text shall govern.

         (b) Palmer Holland shall comply with all applicable national, state, provincial and local laws, rules and regulations, and all amendments thereto. Palmer Holland shall not resell, divert, transship, export or re-export any Product to any country or to any person or entity, except in accordance with applicable national, state, provincial and local laws, rules and regulations, including, but not limited to, the U.S. Export Administration Act and the regulations implementing such Act.

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


20. ASSIGNMENT. Palmer Holland shall not assign or transfer this Agreement or delegate any of its responsibilities under this Agreement to any person or entity, whether orally, in writing, by operation of law or otherwise, without the prior written consent of Nova BioGenetics, which can be given or withheld in Nova BioGenetics' sole discretion for any or no reason, and any purported assignment, transfer or delegation without such consent shall be void. Nova BioGenetics may allow one or more of its affiliated companies to supply Products, perform other Nova BioGenetics obligations or enforce Nova BioGenetics' rights under this Agreement. Except as provided in this Article 19, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

21. MISCELLANEOUS. If any provision of this Agreement is held by any court or other competent authority to be invalid, void or unenforceable in whole or in part, this Agreement shall continue to remain in full force and effect with respect to the other provisions of this Agreement and the remainder of the affected provisions. Neither party's waiver of any breach of any term, condition or provision of this Agreement shall be construed as a waiver of any other term, condition or provision of this Agreement, nor shall it be deemed a waiver of any subsequent breach of the same or any other term, condition or provision of this Agreement. Except as otherwise provided in this Agreement, the rights and remedies specified in this Agreement shall be cumulative, nonexclusive and additional to any other rights or remedies available at law, in equity or in this Agreement.

22. ENTIRE AGREEMENT. This Agreement, including the Palmer Holland Agreement Conditions and all exhibits, sets forth the entire understanding of Nova BioGenetics and Palmer Holland with respect to the subject matter of this Agreement and supersedes all prior agreements, communications or negotiations between the parties with respect to such subject matter. Except as specifically provided in this Agreement, this Agreement shall not be amended or modified except by a writing executed by both parties.

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                                    EXHIBIT A

                                    Products
                                    --------

      The current and future versions of Nova's BST AM500 Microbiostatic Agent and BST AM3651P Disinfectant and Antimicrobial Agent, all product derivatives based on the same chemistry and designed for the similar purposes, and all products designed or manufactured by Seller for similar purposes and applications.

                                   Prices
                                   ------

                       AM500                 $ 3.75/lb
                       AM3651P               $17.50/lb

The above prices are representative of the concrete industry and is not indicative of product sales on a global basis or on an industry by Industry basis. ( see section # 3 contained herin for pricing by industry and in accordance with Attachment C. Attachment C gives prices per industry and shall remain in effect unless otherwise negotiated between Palmer Holland and Nova BioGenetics.

Special Pricing for Degussa Construction has been as established as follows:

                       AM500                 $ 3.00/lb

                                     MARKETS

         The Palmer Holland territory will be as follows: North America

Nova agrees to protect Palmer Holland and or its clients upon notification of sales to a customer.

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

                                    EXHIBIT B

                           ETHICAL BUSINESS PRACTICES

                                POLICY STATEMENT

Every Palmer Holland and Sales Agent is responsible for adhering to business practices that are in accordance with the letter and spirit of the applicable laws and with ethical principles that reflect the highest standards of corporate and individual behavior.

Since only such behavior is consistent with the traditions of Nova BioGenetics, and since such behavior is essential to the success of its business endeavors, Nova BioGenetics will not accept anything less. Like integrity of the product, integrity of performance is a standard wherever we do business. Ignorance of that standard is never an acceptable excuse for improper behavior. Neither must improper behavior be rationalized as being in Nova BioGenetics' interest. No act of impropriety advances the interests of Nova BioGenetics.

Failure to adhere with this Policy shall constitute grounds for termination.


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